Execution Version
STOCK REPURCHASE AGREEMENT
THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is entered into as of May 19, 2026 by and among Angel Oak Mortgage REIT, Inc., a Maryland corporation (the “Company”), Falcons I, LLC, a Delaware limited liability company and the Company’s external manager (the “Manager”), and Xylem Finance LLC, a Delaware limited liability company (the “Selling Stockholder”).
Recitals
WHEREAS, the Selling Stockholder owns an aggregate of 3,652,673 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”);
WHEREAS, the Selling Stockholder desires to sell to the Company, and the Company desires to repurchase from the Selling Stockholder, an aggregate number of shares of Common Stock determined pursuant to Section 1(a) of this Agreement (the “Shares”) at a price per Share determined pursuant to Section 1(b) of this Agreement (the “Share Price”), upon the terms and subject to the conditions set forth in this Agreement (the “Repurchase”);
WHEREAS, concurrently with the execution and delivery of this Agreement, each of the Selling Stockholder and the Company is executing and delivering a letter agreement containing certain representations, warranties and agreements of the Selling Stockholder in connection herewith (the “Big Boy Representation Letter Agreement”);
WHEREAS, the Company, the Manager, and the Selling Stockholder are parties to that certain Shareholder Rights Agreement, dated as of June 21, 2021 (the “Shareholder Rights Agreement”), pursuant to which the Selling Stockholder is, subject to certain conditions, currently entitled to nominate a member to the Company’s Board of Directors;
WHEREAS, subject to the Closing (as defined below) of the Repurchase, the Company, the Manager and the Selling Stockholder wish to terminate the Shareholder Rights Agreement;
WHEREAS, the Company, the Manager, the Selling Stockholder and the other parties named therein are parties to that certain Registration Rights Agreement, dated as of June 21, 2021 (the “Registration Rights Agreement”), pursuant to which the Selling Stockholder was granted, among other rights, the right to make a Demand Registration Request (as defined in the Registration Rights Agreement) pursuant to Section 3.1 of the Registration Rights Agreement; the right to make a Shelf Registration Request (as defined in the Registration Rights Agreement) pursuant to Section 3.2 of the Registration Rights Agreement; and the right to require the Company to keep the Shelf Registration Statement (as defined in the Registration Rights Agreement) continuously effective pursuant and subject to Section 3.2.3 of the Registration Rights Agreement (such rights pursuant to Sections 3.1 (inclusive of all subsections) and 3.2 (inclusive of all subsections) of the Registration Rights Agreement, collectively, the “Applicable Registration Rights”); and
WHEREAS, subject to the Closing and the terms and conditions hereof, the Selling Stockholder wishes to permanently waive the Applicable Registration Rights pursuant to the Registration Rights Agreement.
NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

4860-9850-6957v.12

Agreement
1.Repurchase.
(a)Purchase and Sale. At the Closing, the Company hereby agrees to repurchase from the Selling Stockholder, and the Selling Stockholder hereby agrees to sell and deliver, or cause to be delivered, to the Company, the number of Shares (rounded down to the nearest whole share) determined by dividing $15,000,000 by the Share Price.
(b)Share Price. The Share Price shall be (i) the volume-weighted average price of the Common Stock as displayed on Bloomberg page “AOMR US EQUITY VWAP” (or, if such page is not available, its equivalent successor page) for the ten trading days up to and including the trading day immediately preceding the Closing Date (as defined below) (the “10-day VWAP”) less (ii) a discount of 3.00% of the 10-day VWAP determined pursuant to clause (i) in this Section 1(b).
(c)Closing. Subject to the terms and conditions of this Agreement and the delivery of the deliverables contemplated by Section 1(d) and Section 1(f) of this Agreement, the closing of the sale of the Shares contemplated hereby (the “Closing”) will take place on May 20, 2026 at approximately 10:00 a.m., Eastern time (the “Closing Date”), via the electronic exchange of deliverables, or such other time, date or place as shall be agreed upon in writing by the parties.
(d)Closing Deliveries and Actions. At the Closing, the Selling Stockholder shall deliver, or cause to be delivered, the Shares to the Company by electronically transferring such Shares to the account(s) designated by the Company and executing such other documents and performing such further actions as the Company or its transfer agent may reasonably require to carry out and give effect to the Repurchase, and the Company shall deliver to the Selling Stockholder by wire transfer, in accordance with written instructions to be provided by the Selling Stockholder no later than two business days prior to the Closing, immediately available funds in an amount (rounded to the nearest whole cent) determined by multiplying (a) the number of Shares determined pursuant to Section 1(a) of this Agreement by (b) the Share Price determined pursuant to Section 1(b) of this Agreement (such amount, the “Repurchase Price”); and the Selling Stockholder shall deliver, or cause to be delivered, as soon as possible after execution of this Agreement but in any event no later than two business days prior to the Closing, a properly completed duly executed IRS Form W-9 of the Selling Stockholder upon which the Company may rely on to avoid any withholding tax attributable to payments to the Selling Stockholder made under this Agreement.
(e)Other Payments. The Selling Stockholder agrees to pay all stamp, stock transfer and similar duties and taxes, if any, in connection with the Repurchase.
(f)Condition to Settlement. The obligation of the Company to purchase and pay the Repurchase Price for the Shares at the Closing are conditioned only upon Mr. Vikram Shankar, a member of the Company’s Board of Directors, having delivered to the Company a letter of resignation from the Company’s Board of Directors, with such resignation being effective as of the Closing Date and being subject to the Closing (the “Resignation Letter”).
(g)Other Agreements.

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(i)Each of the Company, the Manager and the Selling Stockholder agrees that the Shareholder Rights Agreement shall be terminated effective upon Mr. Vikram Shankar’s resignation from the Company’s Board of Directors, and subject to the Closing.
(ii)The Selling Stockholder agrees to permanently waive its Applicable Registration Rights effective upon, and subject to, the Closing.
(iii)The Selling Stockholder agrees to use its commercially reasonable efforts to cause Mr. Vikram Shankar to deliver the Resignation Letter to the Company in accordance with Section 1(f) of this Agreement.
2.Representations of the Company. The Company represents and warrants to the Selling Stockholder that, as of the date hereof and at the Closing:
(a)The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.
(b)The Company has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.
(c)This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that
(i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.
(d)The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in the breach of any of the terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other party under the Articles of Amendment and Restatement of the Company, as amended, or the Fourth Amended and Restated Bylaws of the Company, any law, rule or regulation or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking to which the Company is a party or by which the Company or its properties may be bound, nor will such execution, delivery and consummation violate any order, writ, injunction or decree of any federal, state, local or foreign court, administrative agency or governmental or regulatory authority or body (each, an “Authority”) to which the Company or any of its properties is subject, the effect of any of which, either individually or in the aggregate, would have, or reasonably be expected to have, a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or materially impact the Company’s ability to consummate the transactions contemplated by this Agreement (a “Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any such Authority is required for the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations and orders as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(e)The Company acknowledges that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Selling Stockholder, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Company in this Agreement or in the Big Boy Representation Letter Agreement.
3.Representations of the Manager. The Manager represents and warrants to the Selling Stockholder that, as of the date hereof and at the Closing:
(a)The Manager is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b)The Manager has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.
(c)This Agreement has been duly and validly authorized, executed and delivered by the Manager, and constitutes a legal, valid and binding agreement of the Manager, enforceable against the Manager in accordance with its terms, except to the extent that
(i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.
4.Representations of the Selling Stockholder.    The Selling Stockholder represents and warrants to the Company and the Manager that, as of the date hereof and at the Closing:
(a)The Selling Stockholder is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b)The Selling Stockholder has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.
(c)This Agreement has been duly and validly authorized, executed and delivered by the Selling Stockholder, and constitutes a legal, valid and binding agreement of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except to the extent that (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.
(d)The sale of the Shares to be sold by the Selling Stockholder hereunder and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in the breach of any of the terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other party under the governing organizational documents of the Selling Stockholder, any law, rule or regulation, or any agreement, lease, mortgage, note,

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bond, indenture, license or other document or undertaking, to which the Selling Stockholder is a party or by which the Selling Stockholder or its properties may be bound, nor will such execution, delivery and consummation violate any order, writ, injunction or decree of any Authority to which the Selling Stockholder or any of its properties is subject, the effect of any of which, either individually or in the aggregate, would affect the validity of the Shares to be sold by the Selling Stockholder or reasonably be expected to materially impact the Selling Stockholder’s ability to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such Authority is required for the performance by the Selling Stockholder of its obligations under this Agreement and the consummation by the Selling Stockholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by the Selling Stockholder hereunder, except such consents, approvals, authorizations and orders as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Selling Stockholder’s ability to consummate the transactions contemplated by this Agreement.
(e)The Selling Stockholder has, and immediately prior to the delivery of the Shares to the Company at the Closing, the Selling Stockholder will have, valid and unencumbered title to the Shares to be sold by the Selling Stockholder hereunder at such time of delivery. At the Closing, valid title to the Shares shall vest with the Company, free and clear of any and all liens, claims, charges, pledges, encumbrances and security interests.
5.Publicity. Each of the Selling Stockholder, the Company and the Manager agrees that it shall not, and that it shall cause its affiliates and representatives not to, (a) publish, release or file any initial press release or other public statement or announcement relating to the transactions contemplated by this Agreement (an “Initial Press Release”) before providing a copy of such release, statement or announcement to the other parties, and (b) after the date hereof, publish, release or file any subsequent press release or other public statement or announcement relating to the transactions contemplated by this Agreement that is materially inconsistent with any such Initial Press Release.
6.Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail (return receipt requested and postage prepaid), sent via a nationally recognized overnight courier, or sent via email (receipt of which is confirmed) to the recipient. Such notices, demands and other communications shall be sent as follows:
To the Selling Stockholder:
Xylem Finance LLC
c/o Davidson Kempner Capital Management LP
9 West 57th Street, 29th Floor New York, NY 10019
Attention: Brandon Janes; Andrew Tan; Vikram Shankar
E-mail: bjanes@dkp.com; atan@dkp.com; vshankar@dkp.com With a copy to (which shall not constitute notice):
Latham & Watkins LLP
650 Town Center Drive, 20th Floor Costa Mesa, California 92626
Attention: Darren Guttenberg and Drew Capurro
Email: darren.guttenberg@lw.com; drew.capurro@lw.com

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To the Company:
Angel Oak Mortgage REIT, Inc. 980 Hammond Drive, Suite 200
Atlanta, Georgia 30328 Attention: Brandon Filson
Email: brandon.filson@angeloakcapital.com

With a copy to (which shall not constitute notice):

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention: J. Gerard Cummins and Adam Gross
Email: jcummins@sidley.com; adam.gross@sidley.com
To the Manager:
Falcons I, LLC
980 Hammond Drive, Suite 200
Atlanta, Georgia 30328 Attention: Brandon Filson
Email: brandon.filson@angeloakcapital.com

With a copy to (which shall not constitute notice):

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention: J. Gerard Cummins and Adam Gross
Email: jcummins@sidley.com; adam.gross@sidley.com
or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.
7.Withholding. The Company shall be entitled to deduct and withhold from any amount otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any applicable provision of federal, state, local or foreign tax law. Any amounts so deducted or withheld shall be paid over to the appropriate governmental authority. Before making any such deduction or withholding (other than with respect to compensatory payments), to the extent reasonably feasible and subject to any applicable requirements of law, including laws relating to the timing, withholding and payment of taxes, the Company shall use commercially reasonable efforts to provide to the Selling Stockholder prior notice of any applicable payor’s intention to make such deduction or withholding in order for the Selling Stockholder to obtain reduction of or relief from such deduction or withholding from the applicable governmental authority and/or execute and deliver to or file with such governmental authority and/or the Company such affidavits, certificates and other documents as may reasonably be expected to afford to the Selling Stockholder reduction of or relief from such deduction or withholding; provided that such efforts to obtain such relief or reduction does not subject the Company or its paying agent to any potential liability to such governmental authority for any such claimed withholding and payment. If any amount is so

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withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Selling Stockholder with respect to which such deduction or withholding was imposed.
8.Miscellaneous.
(a)Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby until the expiration of the applicable statute of limitations.
(b)Termination. This Agreement shall be automatically terminated if the Closing has not occurred by the Closing Date. This Agreement may be terminated at any time by the mutual written consent of each of the parties hereto.
(c)Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
(d)Complete Agreement. The Big Boy Representation Letter Agreement is hereby incorporated herein and made a part hereof as if set forth in full herein. This Agreement, together with the Big Boy Representation Letter Agreement, supersedes all prior agreements and understandings (whether written or oral) between the Company, the Manager and the Selling Stockholder with respect to the subject matter hereof.
(e)Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement, and any and all agreements and instruments executed and delivered in accordance herewith, to the extent signed and delivered by means of facsimile or other electronic format or signature (including email, “pdf,” “tif,” “jpg,” DocuSign and Adobe Sign), shall be treated in all manner and respects and for all purposes as an original signature and an original agreement or instrument and shall be considered to have the same legal effect, validity and enforceability as if it were the original signed version thereof delivered in person.
(f)Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any party without the prior written consent of the other parties. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Selling Stockholder, the Company and the Manager and their respective successors and assigns.
(g)No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.

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(h)Governing Law. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF
NEW YORK. The Company, the Manager and the Selling Stockholder each agrees that any suit or proceeding arising in respect of this Agreement will be tried exclusively in the
U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, and the Company, the Manager and the Selling Stockholder each agrees to submit to the jurisdiction of, and to venue in, such courts.
(i)Waiver of Jury Trial. The Company, the Manager and the Selling Stockholder each hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
(j)Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of the Agreement.
(k)Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.
(l)Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company, the Manager and the Selling Stockholder.
(m)Expenses. Each of the Company, the Manager and the Selling Stockholder shall bear its own expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
[Signatures appear on following pages.]

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Repurchase Agreement as of the date first written above.

COMPANY:
ANGEL OAK MORTGAGE REIT, INC.

By: /s/ Brandon Filson     Name: Brandon Filson
Title: Chief Financial Officer and Treasurer

MANAGER:
FALCONS I, LLC

By: /s/ Brandon Filson     Name: Brandon Filson
Title: Chief Financial Officer

SELLING STOCKHOLDER:
XYLEM FINANCE LLC
By: Midtown Acquisitons GP LLC, its manager

By: /s/ Patrick W. Dennis     Name: Patrick W. Dennis
Title: Co-Deputy Executive Managing Member

[Signature Page to Stock Repurchase Agreement]